EXHIBIT 23.1

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
EVCI Career Colleges Holding Corp.


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of EVCI Career Colleges Holding Corp. on Forms S-3 (#333-115699, 333-114711 and 333-110567) and Forms S-8
(#333-120753, 333-34158, 333-72080 and 333-102310) of our report dated March 6,
2006, except for Note 9, as to which the date is March 31, 2006, the last paragraph of Note 10, as to which the date is March 8, 2006 and Note 16, as to which the date is April 10, 2006, on the financial statements of EVCI Career Colleges Holding Corp. as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, appearing in the annual report on Form 10-K/A Amendment No. 2 of EVCI Career Colleges Holding Corp. for the year ended December 31, 2005. We also consent to the reference of our firm under the caption "Experts" contained in such Registration Statements.



/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

May 15, 2006